Rackspace Appoints John Harper to Board of Directors

SAN ANTONIO - Feb. 17, 2015 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced that John Harper has joined the company’s board of directors.

“John is a well-respected industry veteran with a strong track record of helping to drive financial success for leading technology companies,” said Graham Weston, chairman of Rackspace. “John’s extensive background in finance and technology makes him a valued addition to the Board. We are excited for him to join the Rackspace team, as we expand our leadership of the managed cloud segment of the market.”

“Over the last decade, I have watched Rackspace grow and transform into the industry leader in managed cloud,” said Harper. “It's an honor to join such a vibrant and progressive team with an acute focus on customer service. I look forward to being a part of the continued success of this great company.”

Harper brings more than 30 years of experience in the technology, healthcare and financial services industries. Most recently, Harper served as Vice President and Chief Financial Officer of Dell Services, an $8 billion business unit of Dell, Inc. He was instrumental in integrating the Dell and Perot Systems services businesses to create a new Dell Services organization spanning approximately 90 countries and 50,000 team members. Prior to the acquisition of Perot Systems by Dell, Harper served as the Chief Financial Officer of Perot Systems Corporation where he was responsible for the company’s global financial management activities including mergers and acquisitions, planning, accounting and treasury functions. Before joining Perot Systems, Harper spent 9 years in the audit practice of Ernst & Young serving a number of industries including technology, manufacturing, education and oil and gas.

Harper holds a Bachelors of Business Administration from Texas A&M University and is a CPA in the state of Texas. He lives near Dallas with his wife and three children.

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs - whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Based in San Antonio, Rackspace serves more than 300,000 business customers from data centers on four continents. It ranks #29 on Fortune’s list of 100 Best Companies to Work For.  www.rackspace.com

Forward Looking Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in our Form 10-Q for the quarter ended September 30, 2014, which was filed with the SEC on November 10, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact:
Brandon Brunson
210-312-1357
brandon.brunson@rackspace.com